Exhibit (a)(1)(B)

Letter of Transmittal

to Tender Shares of Common Stock

of

DYNAMICS RESEARCH CORPORATION

at

$11.50 Per Share

Pursuant to the Offer to Purchase

Dated December 30, 2013 by

ENGILITY SOLUTIONS, INC.,

a wholly owned subsidiary of

ENGILITY CORPORATION,

a wholly owned subsidiary of

ENGILITY HOLDINGS, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON JANUARY 28, 2014, UNLESS THE OFFER IS EXTENDED.

The Depositary for the Offer is:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

If delivering by mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042

If delivering by hand, express mail, courier or other expedited service:

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

For assistance call (877) 248-6417 or (718) 921-8317

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY. THE INSTRUCTIONS CONTAINED WITHIN THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED. YOU MUST SIGN THIS LETTER OF TRANSMITTAL IN THE APPROPRIATE SPACE PROVIDED THEREFOR, WITH SIGNATURE GUARANTEES IF REQUIRED, AND COMPLETE THE IRS FORM W-9 ENCLOSED OR APPROPRIATE U.S. INTERNAL REVENUE SERVICE (“IRS”) FORM W-8, AS APPLICABLE. SEE INSTRUCTION 9.

DESCRIPTION OF SHARES TENDERED
Name(s) and Addresses of Registered Holder(s) (Please fill in if blank, exactly as name(s) appear(s) on Certificate(s))	Shares Tendered (Attach additional signed list if necessary)
	Certificate Number(s) and indicate Book-Entry Shares*	Total Number of Shares Represented by Certificate(s)	Number of Shares Tendered**

Total Number of Shares

*  If Shares are held in a registered book-entry position on the records of the Transfer Agent, you must indicate the number of Shares you are tendering.

**   Unless otherwise indicated, it will be assumed that all Shares described above are being tendered. See Instructions 3 and 4.

ALL QUESTIONS REGARDING THE OFFER SHOULD BE DIRECTED TO THE INFORMATION AGENT, MACKENZIE PARTNERS, INC., AT ITS ADDRESS OR TELEPHONE NUMBERS AS SET FORTH ON THE BACK COVER PAGE OF THIS LETTER OF TRANSMITTAL.

This Letter of Transmittal is to be completed by shareholders of Dynamics Research Corporation, a Massachusetts corporation (“DRC”), either if (1) Certificates (as defined below) are to be forwarded with this Letter of Transmittal or (2) delivery of Shares (as defined below) is to be made by book-entry transfer into the account of American Stock Transfer & Trust Company, LLC, which is acting as the Depositary (the “Depositary”), at The Depository Trust Company (the “Book-Entry Transfer Facility”), pursuant to the procedures set forth in Section 2 “Procedure for Tendering Shares” of the Offer to Purchase (as defined below), unless an Agent’s Message (as defined below) is utilized. Shareholders who tender their Shares by book-entry transfer are referred to herein as “Book-Entry Shareholders.” Shareholders whose Certificates are not immediately available or who cannot deliver their Certificates and all other required documents to the Depositary prior to the expiration of the Offer (as defined below), or who cannot complete the procedure for book-entry transfer on a timely basis, may tender their Shares according to the guaranteed delivery procedure set forth in Section 2 “Procedure for Tendering Shares” of the Offer to Purchase. See Instruction 2 of this Letter of Transmittal. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Depositary.

The term “Agent’s Message” means a message, transmitted by the Book-Entry Transfer Facility to, and received by, the Depositary and forming a part of a Book-Entry Confirmation (as defined in the attached instructions), which states that the Book-Entry Transfer Facility has received an express acknowledgment from the participant in the Book-Entry Transfer Facility tendering the Shares that such participant has received and agrees to be bound by the terms of this Letter of Transmittal and that Purchaser may enforce such agreement against the participant.

IF ANY CERTIFICATES REPRESENTING SHARES THAT YOU OWN HAVE BEEN LOST, STOLEN OR DESTROYED, YOU MUST EITHER CHECK THE BOX BELOW OR CONTACT DRC’S TRANSFER AGENT TO HAVE ALL LOST, STOLEN OR DESTROYED CERTIFICATES REPLACED IF YOU WANT TO TENDER SUCH SHARES. SEE INSTRUCTION 11 OF THE ATTACHED INSTRUCTIONS FOR CONTACT INFORMATION FOR THE TRANSFER AGENT.

☐	Check here if Certificates have been lost or mutilated. See Instruction 11.

SPECIAL TENDER INSTRUCTIONS

☐	CHECK HERE IF SHARES ARE BEING TENDERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE DEPOSITARY WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING (ONLY PARTICIPANTS IN THE BOOK-ENTRY TRANSFER FACILITY MAY DELIVER SHARES BY BOOK ENTRY TRANSFER):

Name of Tendering Institution:

Account Number:	Transaction Code Number:

☐	CHECK HERE IF SHARES ARE BEING TENDERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING (please enclose a photocopy of such notice of guaranteed delivery):

Name(s) of Registered Owner(s):

Window Ticket Number (if any):

Date of Execution of Notice of Guaranteed Delivery:

Name of Institution that Guaranteed Delivery:

Account Number:

Transaction Code Number:

NOTE: SIGNATURES MUST BE PROVIDED ON PAGE 7 – PLEASE

READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

The undersigned hereby tenders to Engility Solutions, Inc., a Massachusetts corporation (“Purchaser”) and direct wholly owned subsidiary of Engility Corporation, a Delaware corporation (“Engility”), which is a direct wholly owned subsidiary of Engility Holdings, Inc., a Delaware corporation (“Holdings”), the above described shares of common stock, par value $0.10 per share, including the associated rights to purchase Series B Preferred Stock (the “Shares”), of Dynamics Research Corporation, a Massachusetts corporation (the “Company” or “DRC”), and the certificates representing the Shares (the “Certificates”) or the ownership of such Shares on the account books maintained by The Depository Trust Company, together with all accompanying evidences of transfer and authenticity, at a price of $11.50 per Share, in cash and without interest (the “Merger Consideration”), less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 30, 2013 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (this “Letter of Transmittal,” which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitutes the “Offer”).

Subject to, and effective upon, acceptance for payment of the Shares tendered herewith in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, Purchaser all right, title and interest in and to all of the Shares that are being tendered hereby, and irrevocably appoints the Depositary the true and lawful agent, attorney-in-fact and proxy of the undersigned to the full extent of the undersigned’s rights with respect to such Shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) deliver such Certificates or transfer ownership of such Shares on the account books maintained by the Book-Entry Transfer Facility, together, in either case, with appropriate evidences of transfer, to the Depositary for the account of Purchaser, (b) present such Shares for transfer on the books of the Company and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares, all in accordance with the terms and subject to the conditions of the Offer.

The undersigned irrevocably appoints the designees of Purchaser as such undersigned’s agents, attorneys-in-fact and proxies, with full power of substitution, to the full extent of the undersigned’s rights with respect to the Shares tendered by the undersigned and accepted for payment by Purchaser. All such powers of attorney and proxies shall be considered irrevocable and coupled with an interest. Such appointment will be effective when, and only to the extent that, Purchaser accepts such Shares for payment. Upon such acceptance for payment, all prior powers of attorney, proxies and consents given by the undersigned with respect to such Shares will be revoked without further action, and no subsequent powers of attorney or proxies may be given nor any subsequent written consents executed (and, if given or executed, will not be deemed effective). The designees of Purchaser will, with respect to the Shares for which such appointment is effective, be empowered to exercise all voting and other rights of the undersigned as they in their sole discretion may deem proper at any annual or special meeting of Company shareholders or any adjournment or postponement thereof, by written consent in lieu of any such meeting or otherwise. In order for the Shares to be deemed validly tendered, immediately upon Purchaser’s acceptance of such Shares, Purchaser must be able to exercise full voting rights with respect to such Shares, including, without limitation, voting at any meeting of DRC’s shareholders.

The undersigned hereby represents and warrants that (a) the undersigned has full power and authority to tender, sell, assign and transfer the undersigned’s Shares tendered hereby and (b) when the Shares are accepted for payment by Purchaser, Purchaser will acquire good title to the Shares, free and clear of all liens, restrictions, charges and encumbrances, and the same will not be subject to any adverse claim and will not have been transferred to Purchaser in violation of any contractual or other restriction on the transfer thereof. The undersigned, upon request, will execute and deliver any additional documents deemed by the Depositary or Purchaser to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered hereby.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, legal representatives, trustees in bankruptcy, successors and assigns of the undersigned.

Unless otherwise indicated herein under “Special Payment Instructions,” please issue the check for the purchase price and/or issue or return any Certificate(s) not tendered or not accepted for payment in the name(s) of the registered holder(s) appearing under “Description of Shares Tendered.” Similarly, unless otherwise indicated herein under “Special Delivery Instructions,” please mail the check for the purchase price and/or any Certificate(s) not tendered or not accepted for payment (and accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing under “Description of Shares Tendered.” In the event that both the “Special Delivery Instructions” and the “Special Payment Instructions” are completed, please issue the check for the purchase price and/or any Certificate(s) not tendered or accepted for payment in the name of, and deliver such check and/or such Certificates to, the person or persons so indicated. Unless otherwise indicated herein under “Special Payment Instructions,” please credit any Shares tendered herewith by book-entry transfer that are not accepted for payment by crediting the account at the Book-Entry Transfer Facility designated above. The undersigned recognizes that Purchaser has no obligation, pursuant to the Special Payment Instructions, to transfer any Shares from the name(s) of the registered holder(s) thereof if Purchaser does not accept for payment any of the Shares so tendered.

SPECIAL PAYMENT INSTRUCTIONS (See Instructions 1, 4, 5, 6 and 7)

To be completed ONLY if Share Certificate(s) not tendered or not accepted for payment and/or the check for the purchase price in consideration of Shares accepted for payment are to be issued in the name of someone other than the undersigned or if Shares tendered by book-entry transfer which are not accepted for payment are to be returned by credit to an account maintained at DTC other than that designated above.

Issue:  ☐  Check and/or  ☐  Share Certificates to:

Name:
(Please Print)

Address:

(Including Zip Code)

(Tax Identifier or Social Security Number)

☐ Credit Shares tendered by book-entry transfer that are not accepted for payment to the DTC account set forth below.

(DTC Account Number)

SPECIAL PAYMENT INSTRUCTIONS (See Instructions 1, 4, 5, 6 and 7)

To be completed ONLY if Share Certificate(s) not tendered or not accepted for payment and/or the check for the purchase price in consideration of Shares accepted for payment are to be issued in the name of someone other than the undersigned or if Shares tendered by book-entry transfer which are not accepted for payment are to be returned by credit to an account maintained at DTC other than that designated above.

Issue:  ☐  Check and/or  ☐  Share Certificates to:

Name:
(Please Print)

Address:

(Including Zip Code)

SIGN HERE

AND COMPLETE ACCOMPANYING IRS FORM W-9

OR APPROPRIATE IRS FORM W-8, AS APPLICABLE

Signature(s) of Holder(s)
(See guarantee requirements below)

Dated: , 2014

(Must be signed by registered holder(s) exactly as name(s) appear(s) on the Certificate(s) or on a security position listing. If signed by person(s) to whom the Shares represented hereby have been assigned or transferred as evidenced by endorsement of stock powers transmitted herewith, the signatures must be guaranteed. If signature is by an officer on behalf of a corporation or by an executor, administrator, trustee, guardian, attorney, agent or any other person acting in a fiduciary or representative capacity, please provide the following information. See Instructions 1, 2, 3 and 5.)

Name(s)

(Please Print)

Capacity (full title)

Address

(Include Zip Code)

Area Code and Telephone Number

GUARANTEE OF SIGNATURE(S)

(If Required) (See Instructions 1, 2 and 5)

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.    Guarantee of Signatures.    No signature guarantee is required on this Letter of Transmittal if: (a) this Letter of Transmittal is signed by the registered holder(s) of the Shares (which term, for purposes of this document, shall include any participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the Shares) tendered therewith and such registered holder has not completed either the box entitled “Special Delivery Instructions” or the box entitled “Special Payment Instructions” on this Letter of Transmittal or (b) such Shares are tendered for the account of a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a member in good standing of the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or any other “eligible guarantor institution” (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended) (each of the foregoing, an “Eligible Institution”). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 5 of this Letter of Transmittal.

2.    Requirements of Tender.    This Letter of Transmittal is to be completed by shareholders either if Certificates are to be forwarded herewith or, unless an Agent’s Message is utilized, if tenders are to be made pursuant to the procedure for tender by book-entry transfer set forth in Section 2 “Procedure for Tendering Shares” of the Offer to Purchase. Certificates evidencing tendered Shares, or timely confirmation (a “Book-Entry Confirmation”) of a book-entry transfer of Shares into the Depositary’s account at the Book-Entry Transfer Facility, as well as this Letter of Transmittal, properly completed and duly executed, with any required signature guarantees, or an Agent’s Message in connection with a book-entry transfer, and any other documents required by this Letter of Transmittal, must be received by the Depositary at one of its addresses set forth herein prior to the expiration of the Offer.

Shareholders whose Certificates are not immediately available or who cannot deliver their Certificates and all other required documents to the Depositary prior to the expiration of the Offer or who cannot complete the procedure for delivery by book-entry transfer on a timely basis may tender their Shares by properly completing and duly executing a Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedure set forth in Section 2 “Procedure for Tendering Shares” of the Offer to Purchase. Pursuant to such procedure: (a) such tender must be made by or through an Eligible Institution; (b) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form made available by Purchaser, must be received by the Depositary prior to the expiration of the Offer; and (c) the Certificates (or a Book-Entry Confirmation) representing all tendered Shares in proper form for transfer, in each case, together with this Letter of Transmittal, properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry delivery, an Agent’s Message) and any other documents required by this Letter of Transmittal, must be received by the Depositary within three NASDAQ Global Market trading days after the date of execution of such Notice of Guaranteed Delivery. If Certificates are forwarded separately in multiple deliveries to the Depositary, a properly completed and duly executed Letter of Transmittal must accompany each such delivery.

THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH THE BOOK-ENTRY TRANSFER FACILITY, IS AT THE OPTION AND RISK OF THE TENDERING SHAREHOLDER, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY (INCLUDING, IN THE CASE OF BOOK-ENTRY TRANSFER, BY BOOK-ENTRY CONFIRMATION). IF DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND THAT YOU PROPERLY INSURE YOUR PACKAGE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY. NO ALTERNATIVE, CONDITIONAL OR CONTINGENT TENDERS WILL BE ACCEPTED. ALL TENDERING SHAREHOLDERS, BY EXECUTION OF THIS LETTER OF TRANSMITTAL (INCLUDING BY AN ELIGIBLE INSTITUTION), WAIVE ANY RIGHT TO RECEIVE ANY NOTICE OF THE ACCEPTANCE OF THEIR SHARES FOR PAYMENT.

3.    Inadequate Space.    If the space provided herein is inadequate, the Certificate numbers and/or the number of Shares and any other required information should be listed on a separate signed schedule attached hereto.

4.    Partial Tenders (Not Applicable to Shareholders Who Tender by Book-Entry Transfer).    If fewer than all of the Shares evidenced by any Certificate submitted are to be tendered, fill in the number of Shares which are to be tendered in the box entitled “Number of Shares Tendered” in the “Description of Shares Tendered.” In such cases, new Certificates for the Shares that were evidenced by your old Certificates, but were not tendered by you, will be sent to you, unless otherwise provided in the appropriate box on this Letter of Transmittal, as soon as practicable after the expiration of the Offer. All Shares represented by Certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

5.    Signatures on Letter of Transmittal, Stock Powers and Endorsements.    If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the Certificate(s) without alteration, enlargement or any change whatsoever.

If any of the Shares tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal. If any of the tendered Shares are registered in different names on several Certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Certificates.

If this Letter of Transmittal or any Certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to Purchaser of their authority so to act must be submitted with this Letter of Transmittal.

If this Letter of Transmittal is signed by the registered holder(s) of the Shares listed and transmitted hereby, no endorsements of Certificates or separate stock powers are required unless payment is to be made to, or Certificates for Shares not tendered or not purchased are to be issued in the name of, a person other than the registered holder(s). In such latter case, signatures on such Certificates or stock powers must be guaranteed by an Eligible Institution. See Instruction 1 of this Letter of Transmittal.

If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Certificate(s) listed, the Certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear on the Certificate(s). Signatures on such Certificates or stock powers must be guaranteed by an Eligible Institution. See Instruction 1 of this Letter of Transmittal.

6.    Stock Transfer Taxes.    Except as otherwise provided in this Instruction 6, Purchaser will pay any stock transfer taxes with respect to the transfer and sale of Shares to it or its order pursuant to the Offer. If, however, payment is to be made to, or if Certificates for Shares not tendered or accepted for payment are to be registered in the name of, any person other than the registered holder(s), or if tendered Certificates are registered in the name of any person other than the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder(s) or such person) payable on account of the transfer to such person will be deducted from the purchase price, unless satisfactory evidence of the payment of such taxes or an exemption therefrom is submitted with this Letter of Transmittal. Except as otherwise provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the Certificate(s) listed in this Letter of Transmittal.

7.    Special Payment and Delivery Instructions.    If a check is to be issued in the name of, and/or Certificates for Shares not tendered or not accepted for payment are to be issued in the name of, a person other than the person(s) signing this Letter of Transmittal or if a check and/or such Certificates are to be returned to a person other than the person(s) signing this Letter of Transmittal or to an address other than that shown in this Letter of Transmittal, the appropriate boxes on this Letter of Transmittal must be completed. A Book-Entry Shareholder may request that Shares not accepted for payment be credited to such account maintained at the Book-Entry Transfer Facility as such Book-Entry Shareholder may designate under “Special Payment Instructions.” If no such instructions are given, such shares not accepted for payment will be returned by crediting the account at the Book-Entry Transfer Facility designated above.

8.    Waiver of Conditions.    Subject to the terms and conditions of the Merger Agreement (as defined in the Offer to Purchase) and the applicable rules and regulations of the Securities and Exchange Commission, the conditions of the Offer may be waived by Purchaser at any time and from time to time in its sole discretion.

9.    IRS Form W-9 and W-8.    To avoid backup withholding under U.S. federal income tax laws, a tendering shareholder that is a U.S. person (as defined for U.S. federal income tax purposes) is required to provide the Depositary with a correct Taxpayer Identification Number (“TIN”) on a U.S. Internal Revenue Service (“IRS”) Form W-9, which is enclosed, and to certify, under penalties of perjury, that such number is correct and that such shareholder is not subject to backup withholding, and that such shareholder is a U.S. person. If a tendering shareholder has been notified by the IRS that such shareholder is subject to backup withholding, such shareholder must cross out item (2) of Part II of the IRS Form W-9, unless such shareholder has since been notified by the IRS that such shareholder is no longer subject to backup withholding. Failure to provide the information on an IRS Form W-9 may subject the tendering shareholder to backup withholding on the payment of the cash consideration with respect to all Shares purchased from such shareholder. If the tendering shareholder has not been issued a TIN and has applied for one or intends to apply for one in the near future, such shareholder should write “Applied For” in the space for the TIN in Part I of the IRS Form W-9, and sign and date the IRS Form W-9. If “Applied For” is written in Part I and the Depositary is not provided with a TIN by the time of payment, the Depositary will withhold a portion of all payments of the cash consideration to such shareholder until a TIN is provided to the Depositary.

Certain shareholders may not be subject to backup withholding. Foreign shareholders claiming an exemption from backup withholding must submit an appropriate and properly completed IRS Form W-8, signed under penalties of perjury, a copy of which may be obtained from the Depositary or from the IRS website at www.irs.gov, to the Depositary in order to establish their exempt status. Such shareholders should consult a tax advisor to determine which IRS Form W-8 is appropriate.

See the enclosed IRS Form W-9 for further instructions.

10.    Requests for Assistance or Additional Copies.    Questions or requests for assistance may be directed to the Information Agent at the address and telephone numbers set forth on the last page of this Letter of Transmittal. Additional copies of the Offer to Purchase, this Letter of Transmittal and the Notice of Guaranteed Delivery also may be obtained from the Information Agent or from brokers, dealers, commercial banks, trust companies or other nominees.

11.    Lost, Stolen or Destroyed Certificates.    If any Certificate has been lost, stolen or destroyed, the shareholder should promptly notify the Depositary, American Stock Transfer & Trust Company, LLC, by calling (877) 248-6417. The shareholder then will be instructed as to the steps that must be taken in order to replace the Certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed Certificates have been followed.

12.    Irregularities.    All questions as to the validity, form, eligibility (including time of receipt), and acceptance of any tender of Shares will be determined by Purchaser in its discretion, and its determinations shall be final and binding. Purchaser reserves the absolute right to reject any and all tenders of Shares that it determines are not in proper form or the acceptance of or payment for which may, in the opinion of Purchaser, be unlawful. Purchaser also reserves the absolute right to waive any defect or irregularity in the tender of any Shares. No tender of Shares will be deemed to be properly made until all defects and irregularities in tenders of shares have been cured or waived. None of Engility, Purchaser, the Information Agent, the Depositary or any other person is or will be obligated to give notice of any defects or irregularities in the tender of Shares and none of them will incur any liability for failure to give any such notice. Purchaser’s interpretation of the terms and conditions of the Offer, including the Letter of Transmittal, will be final and binding.

IMPORTANT: THIS LETTER OF TRANSMITTAL, PROPERLY COMPLETED AND DULY EXECUTED, TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES, OR, IN THE CASE OF A BOOK-ENTRY TRANSFER, AN AGENT’S MESSAGE, AND ANY OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO THE EXPIRATION OF THE OFFER, AND EITHER CERTIFICATES FOR TENDERED SHARES MUST BE RECEIVED BY THE DEPOSITARY OR SHARES MUST BE DELIVERED PURSUANT TO THE

PROCEDURES FOR BOOK-ENTRY TRANSFER, IN EACH CASE PRIOR TO THE EXPIRATION OF THE OFFER, OR THE TENDERING SHAREHOLDER MUST COMPLY WITH THE PROCEDURES FOR GUARANTEED DELIVERY.

IMPORTANT TAX INFORMATION

Under U.S. federal income tax law, a shareholder who is a U.S. person (as defined for U.S. federal income tax purposes) surrendering Shares must, unless an exemption applies, provide the Depositary (as payer) with the shareholder’s correct TIN on IRS Form W-9, which is enclosed with this Letter of Transmittal. If the shareholder is an individual, the shareholder’s TIN is such shareholder’s Social Security number. If the correct TIN is not provided, the shareholder may be subject to a $50 penalty imposed by the IRS and payments of cash to the shareholder (or other payee) pursuant to the Offer may be subject to backup withholding of a portion of all payments of the purchase price.

Certain shareholders may not be subject to backup withholding and reporting requirements. In order for a foreign shareholder to avoid backup withholding, such person should complete, sign and submit an appropriate IRS Form W-8 signed under penalties of perjury, attesting to his or her exempt status. An IRS Form W-8 can be obtained from the Depositary or from the IRS website at www.irs.gov. Such shareholders should consult a tax advisor to determine which IRS Form W-8 is appropriate. Exempt shareholders, other than foreign shareholders, should furnish their TIN, check the appropriate box on the IRS Form W-9 and sign, date and return the IRS Form W-9 to the Depositary in order to avoid erroneous backup withholding. See the instructions on the enclosed IRS Form W-9 for additional instructions.

If backup withholding applies, the Depositary is required to withhold and pay over to the IRS a portion of any cash payment made to a shareholder. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS, provided that the required information is timely furnished to the IRS.

Purpose of IRS Form W-9

To prevent backup withholding on payments that are made to a tendering shareholder that is a U.S. person (as defined for U.S. federal income tax purposes) with respect to Shares purchased pursuant to the Offer, the shareholder is required to notify the Depositary of the shareholder’s correct TIN by completing the IRS Form W-9 included with this Letter of Transmittal certifying (1) that the TIN provided on the IRS Form W-9 is correct (or that such shareholder is awaiting a TIN), (2) that the shareholder is not subject to backup withholding because (i) the shareholder is exempt from backup withholding, (ii) the shareholder has not been notified by the IRS that the shareholder is subject to backup withholding as a result of a failure to report all interest and dividends or (iii) the IRS has notified the shareholder that the shareholder is no longer subject to backup withholding and (3) the shareholder is a U.S. person (as defined for U.S. federal income tax purposes).

What Number to Give the Depositary

The tendering shareholder is required to give the Depositary the TIN, generally the Social Security number or Employer Identification Number, of the record holder of the Shares tendered hereby. If the Shares are in more than one name or are not in the name of the actual owner, consult the instructions accompanying the enclosed IRS Form W-9 for additional guidance on which number to report. If the tendering shareholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, such shareholder should write “Applied For” in the space provided for the TIN in Part I of the IRS Form W-9 and sign and date the IRS Form W-9. If “Applied For” is written in Part I and the Depositary is not provided with a TIN by the time of payment, the Depositary will withhold a portion of all payments of the purchase price until a TIN is provided to the Depositary. If the Depositary is provided with an incorrect TIN in connection with such payments, the shareholder may be subject to a $50 penalty imposed by the IRS.

Substitute

Form W-9 (Rev. February 2005)	Request for Taxpayer Identification Number and Certification	Give form to the requester. Do not send to the IRS.

Please print or type See Specific Instructions on page 2.	Name (as shown on your income tax return)
Business name, if different from above
	Check appropriate box:	☐	Individual/Sole Proprietor	☐	Corporation	☐	Partnership	☐	Other	☐	Exempt from backup withholding
		☐	LLC filing as Sole Proprietor	☐	LLC filing as Corporation	☐	LLC filing as Partnership
	Address (number, street, and apt. or suite no.)							Requester’s name and address (optional)
City, state, and ZIP code
List account number(s) here (optional)

Part I	Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on Line 1 to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3.

Note: If the account is in more than one name, see the chart on page 3 for guidelines on whose number to enter.

Social security number
	–	–
or
Employer identification number
–

Part II	Certification

Under penalties of perjury, I certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.	I am a U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. (See the instructions on page 3.)

Sign Here	Signature of U.S. person ▶	Date ▶

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

U.S. person. Use form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee.

Note: If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

For federal tax purposes you are considered a person if you are:

— An individual who is a citizen or resident of the United States,

— A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States, or

— Any estate (other than a foreign estate) or trust. See Regulations sections 301.7701-6(a) and 7(a) for additional information.

Foreign person. If you are a foreign person, do not use For W-9. Instead use the appropriate Form W-8 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the recipient has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on a exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A

Substitute Form W-9 (Rev. 02-2005)

Substitute Form W-9 (Rev. 02-2005)	Page 2

Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed form W-8. What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments (after December 31, 2002). This is called “backup withholding.” Payments that may be subject to backup withholding include interest, dividends, broker and barter exchange transactions, rents, royalties, non-employee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester, or

2. You do not certify your TIN when required (see the Part II instructions on page 3 for details), or

3. The IRS tells the requester that you furnished an incorrect TIN, or

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See the instructions below and the separate Instructions for the Requester of Form W-9.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of Federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first, and then circle the name of the person or entity whose number you enter in Part I of the form.

Sole proprietor. Enter your individual name as shown on your social security card on the “Name” line. You may enter your business, trade, or “doing business as (DBA)” name on the “Business name” line.

name” line.

Limited liability company (LLC). If you are a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Treasury regulations section 301.7701-3, enter the owner’s name on the “Name” line. Enter the LLC’s name on the “Business name” line. Check the appropriate box for your filing (sole proprietor, corporation, etc.), then check the box for “Other” and enter “LLC” in the space provided.

Other entities. Enter your business name as shown on required Federal tax documents on the “Name” line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the “Business name” line.

Note: You are requested to check the appropriate box for your status (individual/sole proprietor, corporation, etc.).

Exempt from backup withholding

If you are exempt, enter your name as described above and check the appropriate box for your status, then check the “Exempt from backup withholding” box in the line following the business name, sign and date the form.

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

Note: If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

Exempt payees. Backup withholding is not required on any payments made to the following payees:

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2);

2. The United States or any of its agencies or instrumentalities;

3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

4. A foreign government or any of its political subdivisions, agencies, or instrumentalities; or

5. An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

6. A corporation;

7. A foreign central bank of issue;

8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States;

9. A futures commission merchant registered with the Commodity Futures Trading Commission;

10. A real estate investment trust;

11. An entity registered at all times during the tax year under the Investment Company Act of 1940;

12. A common trust fund operated by a bank under section 584(a);

13. A financial institution;

14. A middleman known in the investment community as a nominee or custodian; or

15. A trust exempt from tax under section 664 or described in section 4947.

The chart below shows types of payments that may be exempt from backup withholding. The chart applies to the exempt recipients listed above, 1 through 15.

If the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt recipients except for 9
Broker transactions	Exempt recipients 1 through 13. Also, a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker
Barter exchange transactions and patronage dividends	Exempt recipients 1 through 5
Payments over $600 required to be reported and direct sales over $5,000 [1]	Generally, exempt recipients 1 through 7 [2]

[1]	See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2]	However, the following payments made to a corporation (including gross proceeds paid to an attorney under section 6045(f), even if the attorney is a corporation) and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees; and payments for services paid by a Federal executive agency.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

Substitute Form W-9 (Rev. 02-2005)	Page 3

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-owner LLC that is disregarded as an entity separate from its owner (see Limited liability company (LLC) on page 2), enter your SSN (or EIN, if you have one). If the LLC is a corporation, partnership, etc., enter the entity’s EIN.

Note: See the chart on this page for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.ssa.gov/online/ss5.pdf. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses/ and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note: Writing “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, and 5 below indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). Exempt recipients, see Exempt from backup withholding on page 2.

Signature requirements. Complete the certification as indicated in 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a non-employee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:		Give name and SSN of:
1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account [1]
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The Minor [2]
4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee [1]
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner [1]
5.	Sole proprietorship or single-owner LLC	The owner [3]
For this type of account:		Give name and EIN of:
6.	Sole Proprietorship or single-owner LLC	The owner [3]
7.	A valid trust, estate, or pension trust	Legal entity [4]
8.	Corporate or LLC electing corporate status on Form 8832	The corporation
9.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10.	Partnership or multi-member LLC	The partnership
11.	A broker or registered nominee	The broker or nominee
12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

[1]	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

[2]	Circle the minor’s name and furnish the minor’s SSN.

[3]	You must show your individual name, but you may also enter your business or “DBA” name. You may use either your SSN or your EIN (if you have one).

[4]	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA or Archer MSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, and the District of Columbia to carry out their tax laws. We may also disclose this information to other countries under a tax treaty, or to other Federal and state agencies to enforce Federal nontax criminal laws and to combat terrorism.

You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

Questions and requests for assistance may be directed to the Information Agent at the address and telephone number set forth below. Additional copies of the Offer to Purchase, this Letter of Transmittal or other related tender offer materials may be obtained from the Information Agent or from brokers, dealers, commercial banks, trust companies or other nominees.

The Information Agent for the Offer is:

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: tenderoffer@mackenziepartners.com